As filed with the U.S. Securities and Exchange Commission on April 1, 2021

Registration No. 333-254587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Category Leader Partner Corporation 1

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1697018
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

57 West 57th Street, 4th floor

New York, NY 10019

(650) 427-9284

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Ahn

Chief Executive Officer

57 West 57th Street, 4th floor

New York, NY 10019

(650) 427-9284

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Letalien Todd A. Hentges Timothy Rupp Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Tel: (212) 309-6000	Frank Lopez Jonathan Ko Douglas Getten Paul Hastings LLP 200 Park Avenue New York, NY 10166 Tel: (212) 318-6800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file the consent of Marcum LLP (“Marcum”) as Exhibit 23.1. The consent relates to the use in Amendment No. 1 to Registration Statement No. 333-254587 on Form S-1 of Marcum’s report dated February 19, 2021, relating to the consolidated financial statements of Category Leader Partner Corporation 1 and the reference to Marcum under the heading “Experts” in such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation.*

3.2	Form of Amended and Restated Certificate of Incorporation.*

3.3	Bylaws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Category Leader Partner Corporation 1.*

5.1	Opinion of Morgan, Lewis & Bockius LLP.*

10.1	Form of Letter Agreement among Category Leader Partner Corporation 1 and its officers and directors and Category Leader Partner Sponsor 1, LLC.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Category Leader Partner Corporation 1.*

10.3	Form of Registration Rights Agreement among Category Leader Partner Corporation 1 and certain security holders.*

10.4	Securities Subscription Agreement, dated February 3, 2021, between Category Leader Partner Corporation 1 and Category Leader Partner Sponsor 1, LLC.*

10.5	Form of Sponsor Warrants Purchase Agreement, between Category Leader Partner Corporation 1 and Category Leader Partner Sponsor 1, LLC.*

10.6	Form of Indemnity Agreement.*

10.7	Promissory Note, dated February 3, 2021, issued to Category Leader Partner Sponsor 1, LLC.*

23.1	Consent of Marcum LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page herein).*

99.1	Consent of Scott Booth.*

99.2	Consent of Eric Dresselhuys.*

99.3	Consent of Richard Lowenthal.*

99.4	Consent of Felix Zhang.*

*	Previously filed.

(b)    Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of April, 2021.

CATEGORY LEADER PARTNER CORPORATION 1

By:	/s/ Daniel Ahn
Daniel Ahn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel Ahn
Daniel Ahn	Chief Executive Officer (Principal Executive Officer)	April 1, 2021

/s/ Felix Zhang
Felix Zhang	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2021